Exhibit 10.37

Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted. The omitted information is (i) not material and (ii) the type that the Registrant customarily and actually treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

PARIMER

SCIENTIFIC

MASTER CONTRACT RESEARCH AND MANUFACTURING SERVICE

AGREEMENT

This agreement serves as the principal and solely authoritative contractual agreement between PARIMER and the CLIENT. This contract outlines explicitly Warranty, Cooperation, Scope of Work, Payment Terms, Invention Assignment, Confidentiality, Indemnification, and Arbitration Agreement

Whereas PARIMER possesses the knowledge, equipment, and the regulatory status suitable for research, development, and manufacturing and can carry out such services on behalf of CLIENT; and whereas, the CLIENT desires that PARIMER undertake on the CLIENT’s behalf specific research, development, and manufacturing activities as chemical product research, development, and manufacturing.

Now, therefore, in consideration of the foregoing premises and the covenants set forth below, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	“PARIMER” means Parimer Scientific LLC, a South Carolina company with its principal offices located at 221 Cooper Ln STE B Easley SC, 29642.

1.2	“CLIENT” means truShrimp, located at 330 3rd Street, Balaton, MN 56115

1.3	“PARTIES” means both PARIMER and CLIENT inclusive.

1.4	“PRODUCT” means extracted Chitosan material and derivatives made from shrimp exoskeletons

1.5	“PROJECT” means the SCOPE OF WORK as defined herein, which has been contracted by the CLIENT to be performed by PARIMER

1.6

“RESEARCH RESULTS” means any or all inventions, discoveries, technologies, data, information, improvements, processes, formulas, know-how and trade secrets, patentable or otherwise, arising or resulting from the activities conducted by PARIMER under this Agreement or PRODUCT synthesized during the term of this agreement.

2.	SCOPE OF WORK

2.1	The initial scope of this PROJECT is to create USP grade PRODUCT within seven (7) months on behalf of the CLIENT in a private labeling arrangement.

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2.1.1	To keep the PRODUCT and its manufacturing process in compliance with the 21st Code of Federal Regulations (US FDA cGMP) as well as Title 40 Chapter 43 of the South Carolina Code of Law (SC BOP).

2.1.2	To keep PRODUCT and its manufacturing process in compliance with the 40th Code of Federal Regulations (US EPA) as well as Title 48 of the South Carolina Code of Law (SC DHEC).

2.1.3

To manufacture PRODUCT in the state of South Carolina and in compliance with the monographs established the by The United States Pharmacopeia along with a batch specific traceable Certificate of Analysis demonstrating its compliance tested on calibrated equipment traceable back to NIST control standards.

2.1.4	To create seven (7) different derivatives of the PRODUCT as it relates to %DDA and molecular weight. These derivatives will be selected by the CLIENT.

2.1.5	To warehouse the raw materials, intermediate product, and final product in a controlled environment which ensures reasonable security and shelf life.

2.1.6

To keep the manufacturing equipment, processes, standard operational procedures, regulatory compliance, and staff training in a state of operational readiness for a period of no less than twenty-four (24) months after completion of the initial scope of work and there is a commercial manufacturing agreement in place by the PARTIES.

2.1.7	To keep any records from this PROJECT for a period no less than legally required or twenty-four (24) months from date of generation if a retention period is not legally mandated.

2.1.8	To complete manufacturing orders in a timely fashion by any date quoted.

2.1.9	Parties agree that future quotes for manufacture of PRODUCT will be governed by this Master Agreement. Future quotes will be added as addendums to this Agreement and subject to the same payment term.

2.1.10	Parties agree to negotiate in good faith the price per gram to manufacture PRODUCT at PARIMER’s facility upon successful completion of initial scope of work.

3.	WARRANTY

3.1

CLIENT acknowledges that the PROJECT is experimental in nature and that PARIMER can guarantee no favorable or useful result. In addition, any timeline proposed by either PARTY cannot be guaranteed. PARIMER shall make reasonable efforts to complete the PROJECT; however, PARIMER shall not be liable or responsible to the CLIENT for any loss of business or loss of potential earnings resulting from a failed PROJECT or any delays in PROJECT completion. The CLIENT shall be permitted to terminate this project as described in the termination clause; However, the CLIENT shall be liable for any work performed by PARIMER until such notice is given.

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3.2

PARIMER shall provide the RESEARCH RESULTS of the PROJECT to the CLIENT without any additional warranty of any kind, express or implied, including, without limitation, any warranties of merchantability or fitness for a particular purpose.

4.	LIABILITIES

4.1	Manufacturing process compliance to all federal, state, and local laws.

4.1.1	PARIMER shall be liable in the event of a noncompliance event.

4.2	Wastewater Disposal and Hazardous Waste Removal

4.2.1	PARIMER shall be liable in the event of a noncompliance event.

4.3	Hazardous Communication (Labeling and Safety Data Sheets) per the 29th Code of Federal Regulations (US OSHA and United Nations GHS system).

4.3.1	PARIMER shall be liable in the event of a noncompliance event.

4.4	Pharmaceutical Use Claims; specifically, US FDA CDER

4.4.1	PARIMER shall be liable in the event of a noncompliance event.

4.5	Personal Injury from Hazardous materials and/or processes.

4.5.1	PARIMER shall be liable in the event of a workplace injury.

4.6	Loss of Inventory (Raw Material, Intermediates, and/or Final Product)

4.6.1	PARIMER shall be liable in the event of a loss of inventory and shall carry insurance in the event of a loss to reimburse the CLIENT.

4.6.2	Inventory is defined as material present at a Parimer facility. Both incoming material and outgoing material which are not on Parimer’s property are not considered Inventory.

4.7	Failed Batches defined as batches which do not pass the analytical specifications from the CLIENT.

4.7.1	PARIMER shall be liable in the event of a failed batch unless the process can be traced to the raw material supplied from the CLIENT.

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5.	COOPERATION

5.1

During the PROJECT, PARIMER will always take into consideration and implement the recommendations of the CLIENT as long as they do not unreasonably and adversely influence other PARIMER operations. In the absence of explicit instructions from the CLIENT, PARIMER shall be entitled to employ its reasonable judgment in carrying out the PROJECT. PARIMER shall be entitled to rely upon any instructions or directives provided by any CLIENT representative.

5.2

PARIMER shall permit the CLIENT to visit and conduct audits at PARIMER’s facilities used for the PROJECT during PARIMER’s regular business hours if given at least 24 hours prior notice to PARIMER and at a reasonable frequency.

5.3

PARIMER shall complete the PROJECT in accordance with all applicable laws and regulations. All services to be provided by PARIMER hereunder shall be performed at the request of the CLIENT, and PARIMER shall not have any power to act independently on behalf of the CLIENT other than as specifically authorized hereunder or as requested from time to time by CLIENT. Neither PARIMER nor its employees, vendors, or suppliers shall be deemed to be agents, representatives, employees, or servants of the CLIENT, except to the extent provided pursuant to the authority granted under this AGREEMENT.

6.	PAYMENTS

6.1	For the services rendered to the CLIENT by PARIMER hereunder, the CLIENT shall pay to PARIMER directly for the cost of research by covering the cost of time and materials.

6.2	For Addendum #1 — Proposal# 111121, PARIMER shall invoice the CLIENT $80,000 of the PROJECT’s total cost upon full execution of this agreement.

6.3	Then CLIENT shall pay PARIMER **** per month commencing 1 January 2022 and through 1 July 2022. Any true up required would take place with the July 1, 2022, payment.

6.4	The CLIENT shall have 15 days to remunerate payment to PARIMER

6.5	Work will cease on this PROJECT in the event payment is not received by the 15th day since the invoice

6.6

In the event the CLIENT decides to cease research activities and terminate this contact, the CLIENT shall still be liable for all costs and hours accrued towards completion of the PROJECT until such notice is given.

6.7	PARIMER is not obligated to refund any portion of CLIENT’s previous payments in-the event of termination by CLIENT.

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6.8	For future Addendums to this agreement, PARIMER agrees to work with CLIENT on payment terms that are fair to both parties.

6.8.1	Sales and Use tax: 0% (South Carolina law states Services are exempt from sales tax)

6.8.2	Scientific labor: **** These hours may only be worked by college-educated scientists.

6.8.3	Administrative hours from non-scientific staff shall NOT be billed to the CLIENT.

6.8.4	Heavy Analytical equipment: **** for the use of GC, HPLC, DSC, NMR, XRF, LC-MS, etc.

6.8.5	Routine Analytical equipment: **** for the use of pH, ISE, RI, IV, Vis, UV-VIS, FTIR, etc.

6.8.6	Biological Safety Level 2 Room (BSL2) usage: **** per day

6.8.7	Cleanroom (ISO7 or 5): **** per day

7.	CONSULTING

7.1

CLIENT may engage PARIMER for consulting services at a monthly rate of **** for up to 20 hours per month. CLIENT will be responsible for all travel related expenses if CLIENT requests on-site consulting services from PARIMER. If CLIENT exceeds 20 hours per month, then PARIMER will bill CLIENT at **** per hour.

8.	RESEARCH RESULTS

8.1

CLIENT shall hold all ownership rights to confidential INFORMATION and PRODUCT arising from the PROJECT. PARIMER has no rights of ownership to manufacture, license, or sell any of the INFORMATION, RESEARCH RESULTS, or PRODUCT without the written consent of the CLIENT. CLIENT owns any intellectual property that arises out of PROJECT and any PARIMER personnel hereby assigns inventorship rights to CLIENT

8.2

PARIMER shall deliver all RESEARCH RESULTS to the CLIENT upon request by the CLIENT. PARIMER shall cooperate with the CLIENT in connection with any patent applications, INDs, NDAs, or scientific publications made by the CLIENT in relation to the PROJECT. Any work towards these efforts outside of simple cooperation is beyond the scope of this research agreement.

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8.3	PARIMER agrees not to engage with another prospective customer regarding the production of Chitosan while actively working on behalf of CLIENT unless CLIENT provides written consent to do so.

9.	EXCHANGE OF INFORMATION

9.1.1

PARIMER shall provide updates on the status of the project at least once every two weeks. PARIMER shall make a reasonable effort to achieve this goal. Failure to provide an update does not constitute a breach of contract. These updates shall include:

9.1.1.1	A progress update on the weekly effort

9.1.1.2	A layout for the plan the next two weeks

9.1.1.3	An estimate of the timeline for completion

10.	CONFIDENTIALITY

10.1

PARIMER shall treat all INFORMATION obtained in the course of working on the PROJECT hereunder as strictly confidential, not to be disclosed to any other person, company, or firm, and shall not use it for any other purpose than for the purpose of this agreement during the term and after expiration or termination of this agreement.

10.2

In case the PROJECT is carried out using confidential INFORMATION or techniques possessed or controlled by PARIMER, CLIENT shall treat such confidential INFORMATION obtained hereunder as strictly confidential, not to be disclosed to nor to be used by any other person, company or firm, and shall not use nor have any THIRD PARTY use it for any purpose either before or after the expiration or termination of this agreement unless agreed to in writing by PARIMER, except that CLIENT may disclose such INFORMATION to its agents, consultants, Affiliates, sublicensees and/or other third parties for the research and development, manufacturing and/or marketing of any compounds or PRODUCT (or for such parties to determine their interests in performing such activities).

10.3	The obligations under this Article 10 shall not apply to:

10.3.1	The information which at the time of the disclosure is part of the public knowledge.

10.3.2	The information which, after disclosure and/or obtainment, becomes part of the public knowledge by publication or otherwise, except through acts or omissions of the receiving Party;

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10.3.3	The information which the receiving Party can establish by competent proof was in the receiving Party’s possession at the time of disclosure and/or obtainment;

10.3.4

The information which the receiving Party lawfully receives from an entity other than the disclosing Party or their designee; provided, however, that such information was not obtained by the said entity, directly or indirectly from disclosing Party under a confidential obligation; or

10.3.5

the information which is required to be disclosed under any applicable law or regulation or which is disclosed to governmental or other regulatory agencies in order to obtain patents, or to gain approval to conduct clinical trials or to market products.

11.	INDEMNIFICATION

11.1

CLIENT shall indemnify and hold harmless PARIMER and its affiliate companies and their respective directors, officers, employees, agents and licensees from and against any liabilities which they may suffer or incur to the extent resulting from any and all personal injury (including death) and property damage relating to the PROJECT or applications of the RESEARCH RESULTS except to the extent such liabilities resulted from the negligence or willful misconduct of PARIMER.

11.2

PARIMER shall indemnify and hold harmless CLIENT and its affiliate companies and their respective directors, officers, employees, agents and licensees from and against any liabilities which they may suffer or incur to the extent resulting from any and all personal injury (including death) and property damage relating to the PROJECT or applications of the RESEARCH RESULTS and to the extent such liabilities resulted from the negligence or willful misconduct of PARIMER. Each ‘Party’s obligations under this section shall survive the expiration or termination of this agreement for any reason.

12.	TERM AND TERMINATION.

12.1	The term of the contract is 7 months (210 days) from the later of the two signature dates.

12.2	The CLIENT shall be entitled to terminate this agreement prior to its completion in the event the CLIENT feels progress has not been satisfactory.

12.2.1	PARIMER shall be entitled to terminate this agreement prior to its completion in the event PARIMER feels progress has not been satisfactory.

12.2.2

To Terminate this agreement, the CLIENT needs only email PARIMER at rpace@parimer.com to clearly state “the research agreement between Parimer and us has been terminated” using a delivery confirmation email.

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12.3

Upon the effective date of the termination of this Agreement or completion of the PROJECT (whichever occurs first), PARIMER will return to the CLIENT all property of CLIENT then in PARIMER’s possession and will provide CLIENT with all INFORMATION and RESEARCH RESULTS regarding the PROJECT remaining in PARIMER’s possession.

13.	FORCE MAJEURE.

13.1

Neither PARTY shall be responsible for any resulting loss if the fulfillment of any of the terms or provisions of this agreement is delayed or prevented by riots, wars, acts of enemies, national emergency, strikes, floods, fires, acts of God, or by any other cause not within the control of the Party whose performance is interfered with which by the exercise of reasonable diligence such Party is unable to prevent, whether of the class of causes enumerated above or not.

14.	NOTICES.

14.1	All notices or other communications required or permitted to be given or made under this agreement may be communicated by receipt confirmation email between the signatories.

15.	APPLICABLE LAW.

15.1	This agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to the principles of conflicts of laws thereof.

16.	ENTIRE AGREEMENT.

16.1

This agreement contains all of the agreements, understandings, conditions, warranties and covenants made between the Parties with respect to the subject matter hereof. Unless set forth herein, neither Party shall be liable for any representation made, and all modifications and amendments hereto shall be in writing and duly executed by the Parties hereto.

17.	SEVERABILITY.

17.1

Any provision of this agreement which is invalid or unenforceable by law shall be invalid or unenforceable only to the extent of such invalidity or unenforceability, and the validity or enforceability of any other provision of this agreement shall not be affected. The Parties shall replace such invalidated or unenforceable provision by valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the replaced provision.

18.	ASSIGNMENTS.

18.1

Neither Party may assign its rights or delegate the performance of its duties hereunder, without the prior written consent of the other Party to the agreement, except that PARIMER may assign this agreement to an Affiliate or in connection with a merger or sale of substantially all its assets without such consent.

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19.	ARBITRATION.

19.1

Any dispute under this agreement that cannot be settled amicably shall finally be settled under the arbitration rules promulgated by the American Arbitration Association as in effect on the date hereof by one or more arbitrators appointed by agreement of the Parties in accordance with such rules. If the Parties fail to agree on the appointment of an arbitrator or arbitrators within thirty (30) days from the date when the request for arbitration has been communicated to the other Party, an arbitrator or arbitrators shall be appointed by the American Arbitration Association. The arbitration proceedings shall be conducted in South Carolina. The arbitrator(s) shall establish the rules of procedure. During any such arbitration proceedings, each Party shall pay its legal fees, but the losing Party shall be assessed for the full cost of the arbitration proceedings including the administrative charges and the arbitration fees and the legal fees of the prevailing Party. Judgment upon the award rendered by the arbitrator(s) may be entered and enforced by any court having jurisdiction thereof. Either Party hereto may institute a demand for arbitration in accordance herewith at any time upon ten (10) days prior written notice to other.

IN WITNESS WHEREOF, the Parties have caused this agreement to be duly executed by their respective officers as of the Effective Date.

PARIMER SCIENTIFIC	CLIENT: truShrjmp
NAME Richard T. Pace	NAME /s/ Michael B. Ziebell
TITLE Owner	TITLE President & CEO
SIGNATURE /s/ Richard T. Pace	SIGNATURE /s/ Michael B. Ziebell
DATE 12/8/21	DATE 8 December 2021

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Addendum

Addendum #1 — Proposal# 111121 (see attached)

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Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted. The omitted information is (i) not material and (ii) the type that the Registrant customarily and actually treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

Addendum # 1 Under Master Service Agreement - Proposal# 111121

PREPARED FOR:

Michael Ziebell
The trūShrimp Company

R&D, Product Launch & Manufacturing Proposal

USP Grade Chitosan
11/23/2021

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Table of Contents

03 Parimer Qualifications

04 Bid Summary

05 Project Specifications

06 Project Specifications

07 Royalties Waiver

08 Warranty

09 Payment Terms and Final Acceptance

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Parimer Scientific

Licenses and Certifications

Federal Tax ID Number:
83-0963932

SC Tax ID Number:
115080642

DB DUNS Number :
038696069

FDA Registration Number:
3014735278

SC Board of Pharmacy: 19735

NSF 9001 Certificate:
C0497865-IS

864-509-1035

rpace@parimer.com

221-B Cooper Ln.
Easley, SC 29642

Parimer Scientific was founded to address a common issue in the biotech community. Entrepreneurs would raise millions in capital only to have it consumed entirely by equipment, staffing costs, and other lab start up fees within a few short years. We have witnessed dozens of these companies liquidate to pay off their creditors and investors. Parimer offers a different path. We provide the laboratory services you need at affordable rates. No upfront capital or long-term commitment needed. We even waive any rights to ownership for any intellectual property developed under contracted work. Simply hire our MS and PhD scientists for the hours needed and don't hire us when we are not needed. We can bring your product or discovery to market in as little as a month including regulated pharmaceutical drugs.

We are an independent, privately owned, scientific service laboratory started in 2018. The company was started by our principal scientist who is an experienced biochemical engineer. The original vision was to help small businesses and academia cost-effectively scale new innovation from the laboratory to commercial production. However, years later, we have not only been successful in helping more than a dozen small companies grow but also signed on multibillion-dollar international clients as well as publicly traded pharmaceutical companies.

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Bid Summary

Project	Cost
Milestone 1: Scale and refine the process at least 10 fold to levels suitable for commercial launch. Quality control suitable for R&D use only (ETA 2 Months)	****
Milestone 2: Continue R&D efforts to expand and control the molecular weights and DDA% offerings by altering the manufacturing process in synthesis and fractionation efforts. (ETA 6 Months)	****
Milestone 3: Bring product to USP specifications and validate methods and procedures for GMP to manufacture USP grade human-use product (ETA 7 Month)	****
TOTAL	**$316,220**

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Project Specifications

Project 1:

- **Milestone 1: Scale and refine the process at least 10 fold to levels suitable for commercial launch. Quality control suitable for R&D use only**
- **(ETA 2 Months)**
  - Scale Chitosan manufacturing process at least 10 fold from their current size
  - Conduct periodic analytical testing on batches to include:
    - Moisture
    - DDA%
    - Molecular Weight
    - Viscosity
    - FTIR
  - Cost breakdown: [redacted]

Project 2:

- **Milestone 2: Continue R&D efforts to expand and control the molecular weights and DDA% offerings by altering the manufacturing process in synthesis and fractionation efforts. (ETA 6 Months)**
  - Create 7 different molecular weights & DDA% options to broaden the Chitosan product offering. These will be determined by the client.
- Cost breakdown: [redacted]

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Project Specifications

Project 3:

- **Milestone 3: Bring product to USP specifications and validate methods and procedures for GMP to manufacture USP grade human-use product (ETA 7 Month)**
  - Produce USP grade Chitosan in multiple molecular weights and DDA% that are commercially available for sale.
  - Cost breakdown: [redacted]

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Royalties & IP Waiver

- Parimer Scientific will be doing Chitosan synthesis and manufacturing and new product development on behalf of the client.
- Parimer Scientific recognizes that this work is specifically contracted for the exclusive benefit of the client.
- Any resulting technologies or discoveries are owned exclusively by the client.
- Parimer Scientific waives any rights to any royalties or inventions regarding this specific project.
- Please see Master Service Agreement for additional details.

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Agreement and Acceptance

Prior to a contractual agreement, elements of this proposal may be amended upon collaboration with the client:

Richard T. Pace, PhD of Parimer Scientific

at the discretion of:

Michael Ziebell of truShrimp

Payment Terms:
Upon execution of this agreement, 50% of total cost is due upon receipt of invoice. Balance is due upon completion.

Parimer Scientific

Approved By: Richard Pace PhD
Date: 12/8/21

truShrimp
Date: 8 December 2021

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